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                                                                    Exhibit 10.1

                         EMPLOYMENT SEPARATION AGREEMENT

This Employment Separation Agreement ("Agreement") is made as of this 1st day of June, 2000 ("Effective Date"), by and between FutureOne, Inc., a Nevada corporation, with offices at 4250 East Camelback Road, Suite K124, Phoenix, Arizona 85018 (the "Company" or "FutureOne"), and Alan P. Hald, an individual, located at 5350 East Calle del Medio, Phoenix, Arizona 85018 ("Hald" or "Employee") (collectively the "Parties").

WHEREAS, on or about January 1, 2000 Hald was appointed to the Board of Directors of the Company (the "Board") and has served in such capacity since that time. In conjunction therewith, effective January 1, 2000, Hald entered into an employment agreement with the Company to serve as its Executive Chairman of the Board for a term of six months, under the terms and conditions as stated therein.

WHEREAS, subsequently, the employment agreement was amended to extend the term an additional six months through December 31, 2000. Collectively the original employment agreement and amendments thereto shall be referred to as the "Employment Agreement".

WHEREAS, the Parties now mutually agree that Hald can separate from the employment of FutureOne, terminate his Employment Agreement with the Company and voluntarily resign as Chairman of the Board for the Company. The Company recognizes that during the Agreement Hald has successfully contributed to and fulfilled his obligations to the Company.

WHEREAS, the Company and Hald have entered into this Agreement to fully and finally resolve any and all potential issues, claims or demands as between them relating in any manner to the Employment Agreement, Hald's separation from employment and resignation as Chairman of the Board and to discharge and release one another from any liability, claims, demands, damages or losses related to same.

NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions herein, the execution of this Agreement, and the faithful performance of same by each of the Parties hereto, FutureOne and Hald hereby agree as follows:

1. RECITALS PART OF AGREEMENT. The above recitals are hereby made a part of the Agreement.

2. RESIGNATION AS CHAIRMAN OF BOARD AND SEPARATION FROM EMPLOYMENT. Hald agrees to resign as Chairman of the Board of the Company effective June 1, 2000 and the Company accepts such resignation. Hald shall sign the letter attached hereto as Exhibit A. The Parties agree further that the Effective Date herein of this Agreement shall also be the effective date of Hald's separation from employment of the Company ("Separation Date").

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3.   COMPENSATION TO EMPLOYEE. In consideration of the terms and conditions of this Agreement, including Sections 4 and 5 herein, the Company agrees to perform the following:

(a) Pay Employee (or his estate or any beneficiaries) any Base Salary that has accrued but has not been paid as of the Separation Date herein;

(b) Pay Employee (or his estate or any beneficiaries) a lump sum payment of $70,000 (less statutory deductions) representing what Employee's Base Salary would have been through the term of Hald's Employment Agreement. ("Lump Sum Payment"). The Lump Sum Payment shall be made to Hald by the Company in accordance with the terms of a Convertible Promissory Note, a copy of which is attached hereto as Exhibit B.

(c) Provide to Employee (or his estate or any beneficiaries) any accrued benefits required to be provided by the terms of any FutureOne sponsored benefit plans or programs, together with any benefits required to be paid or provided in the event of Employee's death or disability under applicable laws.

(d) Promptly grant to Employee warrants in the Company equal to the amount he would have received if he was employed through the entire term of his Employment Agreement.

(e) Pay Employee a "Transaction Bonus" as defined in Section 4(D) of Hald's Employment Agreement, provided that the Company closes a "Transaction" as defined in Section 4(D) of the Employment Agreement before January 1, 2001.

The Parties hereto agree that there are no expenses due Employee under Section 4
(G) of Hald's Employment Agreement as of the Separation Date herein. The Parties further agree that, as of the Separation Date herein, no "discretionary bonus" within the meaning of Section 6(4) of the Employment Agreement has been authorized by the Board of Directors. Accordingly, the Parties mutually agree no such "discretionary bonus" has been accrued, earned or due the Employee.

4. TERMINATION OF AGREEMENTS. The Parties hereto agree and confirm that, except for this Agreement, any and all other agreements, written or oral, including but not limited to the Employment Agreement of Hald, are terminated and shall be of no further force or effect. The Parties agree that none of the terms, conditions or obligations, if any, survive termination, except the following provisions of the Employment Agreement shall survive: Sections 6, and 12.

Except as otherwise stated, this Agreement supersedes any of the terms of such agreements, and all parties expressly release each other. All parties expressly release each other from any continuing rights, duties and/or obligations under any agreements, including the Employment Agreement.

5. MUTUAL RELEASE AND DISCHARGE. In consideration of the terms and conditions of this Agreement, including the both parties' obligations under this Agreement, each of the parties agree that such party or any person acting by, through or under such party, releases and forever discharges the other party, its respective predecessors, successors, partners, affiliated and related

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entities, officers, directors, assigns, agents, employees, representatives, and all persons, firms, associations and/or corporations connected with them, including without limitation, their insurers and attorneys, (hereinafter collectively referred to as "Released Parties"), and covenants and agrees not to institute any action or actions, causes or causes of action in state or federal court, or any state or federal governmental agency, based upon or arising by reason of any damage, loss, or in any way related to Employee's employment with any of the Released Parties, Employee's actions (or inactions) as an employee of, or in respect of, the Company, the separation from said employment and/or Hald's resignation from the Board of Directors as Chairman of the Board of the Company ("Released Matters").

The foregoing Released Matters includes, not by way of limitation, all claims which could have been raised under common law, including retaliatory discharge and breach of contract, or statute, including, without limitation, the Age Discrimination in Employment Act of 1967, 42 U.S.C. Sections 621-634, as amended by the Older Workers Benefit Protection Act of 1990, Title VII of the Civil Rights Act of 1964, 42 U.S.C. Sections 2000e et. seq. and the Employee Retirement Income Security Act of 1974, 29 U.S.C. Sections 1001 et. seq. or any other federal or state law; except that this Release is not intended to cover any claim arising from computational or clerical errors in the calculation of the compensatory benefits provided to Employee, or benefit to which Employee may be entitled from any plan or other benefits to which Employee may be entitled under Section 3 of this Agreement. However this Release, in no fashion whatsoever, is intended to release the Company from its obligations to Hald under Article IX-Indemnification of Directors an Officers, Second Amendment to the ByLaws of FutureOne, Inc, a Nevada corporation. The Company will not amend the Articles of Incorporation in a manner that would adversely affect Hald's indemnification rights thereunder.

Each party covenants and agree to forever refrain from instituting, pursuing, or in any way whatsoever aiding any claim, demand, action or cause of action or other matter released and discharged herein by the other party arising out of or in any way related to the Released Matters and the rights to recovery for any damages or compensation awarded as a result of any lawsuit brought by any third party or governmental agency on the other party's behalf.

Each party further agree to indemnify all Released Parties from any and all loss, liability, damages, claims, suits, judgments, attorneys' fees and other costs and expenses of whatsoever kind or individually, they may sustain or incur as a result of or in connection with the Released Matters released and discharged by under this Agreement. Each party warrants that such party has not filed any lawsuits, charges, complaints, petitions, or accusatory pleadings against any of the Released Parties with any governmental agency or in any court, based upon, arising out of or related in any way to any event or events occurring prior to the signing of this Release, including, without limitation, Hald's employment with any of the Released Parties, Hald's actions (or inactions) as an employee of, or in respect of, the Company, the separation from said employment and/or Hald's resignation from the Board of Directors as Chairman of the Board.

Nothing contained herein or set forth in this Section 5 shall constitute a release of the obligations of the Parties to comply with the terms and conditions of this Agreement.

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6. AGREEMENT NOT AN ADMISSION OF LIABILITY. It is understood and agreed by the
Parties that the execution of this Agreement and the consideration therefore shall not to be construed as an admission of liability on the part of any Party.

7. DISCOVERY OF ADDITIONAL FACTS. Each Party hereto acknowledges that they are aware that they may hereafter discover facts in addition to or different from those that they now know or believe to be true with respect to the subject matter of this Agreement, but that it is their intention hereby fully, finally and forever to settle and release all claims, demands, damages and losses relating to the Released Matters, known or unknown, suspected or unsuspected, that now exists, may exist, or previously existed between them and that in furtherance of such intention this Release shall be and remain in effect as a full and complete general release of the Released Matters notwithstanding the discovery or existence of any such additional or different facts.

8. NO ASSIGNMENT. FutureOne and Employee warrant and represent to each other that they have not heretofore assigned or transferred, or purported to assign or transfer, to any person or entity not a party hereto, any of the Released Matters or any part or portion thereof. Each Party to this Agreement shall indemnify and hold the other harmless from and against any claim, demand, damage, liability, obligation, cost, expense, lien, action, or cause of action, including costs and reasonable attorney's fees, arising out of or in connection with any breach of said warranty and representation.

9. CONFIDENTIALITY OF AGREEMENT. The Parties agree that the contents and terms of this Agreement shall remain confidential and shall not be disclosed or communicated to any person, including, but not limited to, the media or other public or private forum, except that: (1) the Parties may communicate said content and terms to their attorneys, finance departments or financial advisors and others under their control who have a "need to know" such information; (2) tax preparers and taxing authorities; and (3) the Parties may disclose said content and terms as otherwise required by law.

9. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding of the Parties hereto with respect to the subject matter hereof and supersedes and terminates all prior agreements and understandings. This Agreement may not be amended or modified unless otherwise agreed to in writing and signed by the Parties.

10. GOVERNING LAW. This Agreement is to be governed by and construed in accordance with the laws of the state of Arizona, excluding conflicts of law provisions. The prevailing party in any action arising out of this Agreement shall be entitled to recover its reasonable attorneys' fees and costs in addition to any other relief to which it may be entitled.

11. VOLUNTARY AGREEMENT. This Agreement is freely and voluntarily entered into by each respective Party. The Parties in executing this Agreement do not rely on any inducements, promises or representations made by any of the Parties or their representatives or attorneys, except and unless expressly contained herein.

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12. SEVERABILITY. Should any portion of this Agreement be declared void or unenforceable, such portion shall be considered independent and severable from the remainder, the validity of which shall remain unaffected.

13. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall be deemed one and the same instrument.

14. NO ADVERSE CONSTRUCTION. Each Party has cooperated in the drafting and preparation of this Agreement. In any construction to be made of this Agreement, the same shall not be construed against any Party.

IN WITNESS WHEREOF, the Parties hereto have entered into this Agreement as of the Effective Date herein.

FUTUREONE, INC.                                ALAN P. HALD

By:  /s/ Earl J. Cook                          By:  /s/ Alan P. Hald
     ---------------------------------              -----------------------


Print Name: Earl J. Cook                       Print Name: Alan P. Hald
            --------------------------                     ----------------


Title:  President
        ------------------------------

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                                    EXHIBIT A

June 1, 2000

Mr. Earl Cook
Director, President and CEO
FutureOne, Inc.
4250 East Camelback Road, Suite K124
Phoenix, Arizona 85018

Re: Resignation

Dear Earl:

This letter is to advise you that effective as of June 1, 2000, I have resigned my office as a member of the Board of Directors of FutureOne, Inc. and as Chairman of the Board for the Company.

I have greatly enjoyed working with you and the team.

Sincerely,



Alan P. Hald

/ah

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                                    EXHIBIT B

THIS PROMISSORY NOTE AND THE UNDERLYING COMMON STOCK ("COMMON STOCK") OF FUTUREONE, INC. (THE "COMPANY") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY REGULATIONS PROMULGATED THEREUNDER (COLLECTIVELY, THE "SECURITIES ACT") OR WITH THE SECURITIES AUTHORITIES OF ANY STATE UNDER ANY STATE SECURITIES LAWS AND ANY REGULATIONS PROMULGATED THEREUNDER (COLLECTIVELY, "STATE SECURITIES LAWS"). AS A CONSEQUENCE, NEITHER THIS PROMISSORY NOTE NOR COMMON STOCK MAY BE SOLD, TRANSFERRED, ASSIGNED, MORTGAGED, PLEDGED, LIENED, HYPOTHECATED OR OTHERWISE ENCUMBERED OR DISPOSED OF (COLLECTIVELY, A "TRANSFER") EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

                                   CONVERTIBLE

                                 PROMISSORY NOTE

Phoenix, AZ                                               $70,000
June 1, 2000


FOR VALUE RECEIVED, FUTUREONE, INC., a Nevada corporation with an office at 4250 East Camelback Road, Suite K-192, Phoenix, Arizona 85018-2751 (including its successors and assigns), (the "Maker"), hereby promises to pay to the order of Alan P. Hald, with an office at 5350 East Calle del Medio, Phoenix, Arizona 85018 (the "Lender"), the principal sum of Seventy Thousand Dollars ($70,000) (the "Principal Amount"), with interest on any unpaid balance of such amount, at the rate of Fourteen Percent (14%) per annum, from the date of the advance thereof at the rate of interest specified herein, in lawful money of the United States of America and in immediately available funds in accordance with the terms hereof. The unpaid Principal Amount of this Convertible Promissory Note, together with all accrued and unpaid interest hereunder, shall be due and payable on the Maturity Date (as defined below), unless this Convertible Promissory Note is prepaid or converted in accordance with the terms hereof. This Convertible Promissory Note evidences a loan (the "Loan") made by Lender to Borrower in the Principal Amount.

Lender may, at his option at any time, convert all or part of the indebtedness evidenced by this Note, including accrued interest, into the Common Stock of FutureOne, Inc. (a "FutureOne

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Common Stock Conversion"). The number of shares of Common Stock issuable upon a
FutureOne Common Stock Conversion shall be determined as follows: Divide the Principal Amount and accrued interest to be converted by the Conversion Price in effect as of the date of such FutureOne Common Stock Conversion. The Conversion Price shall be the per share price as mutually agreed upon by the Lender and Maker, based upon the Maker's most recent major funding event immediately prior to the FutureOne Common Stock Conversion.

To effect any FutureOne Common Stock Conversion, Lender shall (i) provide Maker with ten (10) business days advance written notice to Maker specifying the date and amount of such conversion and the name in which the Common Stock shall be issued (if the name is other than that of Lender), (ii) furnish any appropriate endorsements and transfer documents reasonably requested by Maker, (iii) pay any transfer or similar tax if required and (iv) deliver a certificate to Maker in which Lender certifies that (a) Lender is an "accredited investor" as defined in the Securities Act, (b) Lender acknowledges that the Common Stock to be issued to Lender has not been registered under the Securities Act or any State Securities Laws and (c) Lender is acquiring the Common Stock to be issued to Lender for investment and not with a view to the resale, subdivision, distribution or fractionalization thereof and that Lender agrees that such Common Stock may not be sold, transferred, assigned, mortgaged, pledged, liened, hypothecated or otherwise encumbered or disposed of (collectively, a "transfer") except pursuant to an effective Registration Statement under the Securities Act of 1933, as amended, or an opinion of counsel satisfactory to Maker to the effect that such registration is not required.

If there is not a FutureOne Common Stock Conversion under this Note, payment of the Loan shall be due on the earlier of September 1, 2000 or 5 days after the date the Maker closes one or more public offerings, private placement of debt and/or equity, sale and/or merger of the Maker in the aggregate amount of no less than $1,500,000 ("Maturity Date").

This Note is unsecured and may be pre-paid by the Maker, in whole or in part, at any time without penalty. Maker shall provide 5 days prior written notice of its intent to prepay during which time Lender may still exercise a FutureOne Common Stock Conversion. Any payments that are received on this Note shall be first applied toward accrued interest, other non-principal payments due under the Note and/or the Separation Agreement and lastly toward the reduction of principal.

Should default occur in the payment of the Loan by the Maturity Date hereunder or should the Company fail to perform any of its obligations under the Employment Separation Agreement between the Lender and Maker and if said default or failure to perform remains uncured for a period of 10 consecutive days after written demand by the Lender thereof, then the whole sum of principal and accrued interest due thereunder may become immediately due and payable, at the option of the Lender.

If suit is brought to recover amounts due under the terms of this Note, the Maker hereby promises to pay reasonable attorney's fees and court costs.

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The Maker and any endorsers of this Note waive diligence, demand, presentment for payment, notice of dishonor and protest, and consent to the extension of time for payment of this Note without notice.

This Note is made in Arizona, and the execution, delivery and performance hereof shall be governed by and construed in accordance with the laws of the State of Arizona.

FUTUREONE, INC.

a Nevada corporation

By: ___________________

Title: __________________

ACCEPTED, ACKNOWLEDGED AND  AGREED TO AS OF THE _____ DAY OF JUNE, 2000

                                           BY:
                                              --------------------------

                                           NAME:
                                                ------------------------

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